
<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial  information  extracted from the balance sheet and  statement  of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                0000805297
<NAME>                               KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

<PERIOD-TYPE>                        9-MOS
<FISCAL-YEAR-END>                    DEC-31-2000
<PERIOD-END>                         SEP-30-2000
<CASH>                                 3,580,362
<SECURITIES>                          38,972,230<F1>
<RECEIVABLES>                            193,771
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                          87,874<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                        42,834,237
<CURRENT-LIABILITIES>                     14,661
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                              42,731,098<F3>
<OTHER-SE>                                88,478<F4>
<TOTAL-LIABILITY-AND-EQUITY>          42,834,237
<SALES>                                        0
<TOTAL-REVENUES>                       2,579,253<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                         607,862<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                        1,971,391
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                    1,971,391
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                           1,971,391
<EPS-BASIC>                                    0<F7>
<EPS-DILUTED>                                  0<F7>

<F1>Includes  Participating  Insured  Mortgages  ("PIMs")  of  $17,605,689  and
    Mortgage-Backed  Securities  ("MBS") of $21,366,541.
<F2>Includes prepaid acquisition fees and expenses of $799,477 net of accumulated amortization of $711,604.
<F3>Represents  total equity of General  Partners and Limited  Partners.
    General Partners deficit of ($342,778) and Limited Partners equity of $43,073,876.
<F4>Unrealized gains on MBS.

<F5>Represents interest income on investments in mortgages and cash.

<F6>Includes $100,306 of amortization of prepaid fees and expenses.

<F7>Net income  allocated  $59,142 to the General  Partners and $1,912,249 to
    the Limited Partners. Average net income per Limited Partner interest is $.13 on 14,655,512 Limited Partner interests outstanding.


